EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
REGI U.S., Inc.

We consent to the incorporation by reference in the Registration Statement Form S-8 of our report dated July 25, 2006 relating to the consolidated balance sheets of REGI U.S., Inc. as at April 30, 2006 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended and the period from July 27, 1992 (inception) through April 30, 2006.

/s/ Smythe Ratcliffe LLP
Chartered Accountants
Vancouver, Canada
May 9, 2007